EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Amethyst Financial Company Ltd. and Form S-4 of Pride International, Inc. of our report dated March 30, 1999 relating to the financial statements of Pride International, Inc., which appears in Pride International, Inc.'s 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us as contained in Appendix A in this Registration Statement.




                                          PRICEWATERHOUSECOOPERS LLP


Houston, Texas
March 20, 2000